Exhibit 99.1

NEWS RELEASE

Company contact: Andrew Teich FLIR Systems, Inc. (503) 684-3731 www.flir.com	Investor Contact: Neil Berkman Associates (310) 277-5162 info@BerkmanAssociates.com

FLIR RECEIVES $17 MILLION ORDER FOR FORWARD
OBSERVER THERMAL IMAGING SYSTEMS FROM THE
NORWEGIAN AND SWEDISH ARMED FORCES

Company Provides Guidance For 2003 Financial Results

PORTLAND, Ore. — December 20, 2002 — FLIR Systems, Inc. (NASDAQ: “FLIR”) announced today that it has received a contract, valued at approximately $17.0 million, for the delivery of thermal imaging systems to be integrated into a Forward Observer System (FOS) for the Norwegian and Swedish armed forces. Deliveries will start in 2004 and run for several years. FLIR won the order from Simrad Optronics, a Norwegian company that is the prime contractor and integrator for the project. This contract award reflects the Company’s strategy to compete for, and win, longer-term program business.

The FOS incorporates FLIR’s thermal imager, a laser range finder, GPS, goniometer, tripod and, in some systems, a north-seeking gyro. The FOS is used as a forward observer and target identification and location system for day and night operations. FLIR’s thermal imager is fully integrated into the system, and can also be used separately as a stand-alone handheld unit. The thermal imagers provided by FLIR employ state-of-the-art QWIP (Quantum-Well Infrared Photodetector) infrared technology, which has been developed by FLIR’s Sweden Imaging division.

Revenue and Earnings Guidance for 2003

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially due to numerous factors. Please refer to the “Forward Looking Statements” section below for a discussion of these factors.

“Based on FLIR’s current backlog and our expectation that demand for our products will remain strong in the new year, we currently estimate revenue for 2003 in the range of $290 to $300 million and net earnings in the range of $2.35 to $2.45 per diluted share,” said FLIR President and CEO Earl R. Lewis.

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The Forward Looking Infrared Company

FLIR Systems, Inc. – 16505 SW 72nd Avenue – Portland, OR 9722 – USA
Telephone:  +1(800) 322 3731 – www.flir.com

FLIR RECEIVES $17 MILLION ORDER FOR FORWARD OBSERVER THERMAL IMAGING
SYSTEMS FROM THE NORWEGIAN AND SWEDISH ARMED FORCES
December 20, 2002
Page Two

About FLIR Systems

FLIR Systems designs, manufactures and markets infrared imaging systems worldwide for a variety of applications. FLIR’s imaging products are used in such diverse applications as public safety, defense, navigation, electronic newsgathering and search and rescue. Thermography products support such applications as condition monitoring, non-destructive testing, medical science, research and development, and manufacturing process control. For more information, please visit their Web site at www.FLIR.com.

Forward-Looking Statements

This release contains forward-looking statements, including the Company’s expectations for revenue and earnings for 2003 and the Company’s recently announced contract with Simrad Optronics. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: the rate of capital spending in the industrial markets, the continuing ability to penetrate new market applications with the Company’s new thermography cameras, the federal funding levels of the Defense Department and the new Department of Homeland Security, the availability and timing of federal appropriated funds for procurement of thermal imaging systems, the Company’s continuing eligibility to contract with the Federal Government, the possibility of new military action as part of Operation Enduring Freedom, the Company’s continued compliance with US export control laws, additional competition, the Company’s ability to win larger delivery contracts, the impact of competitive products and pricing, constraints on supplies of critical components, excess or shortage of production capacity, actual purchases under purchase agreements including the delivery contract with Simrad Optronics and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2001. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

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